As filed with the Securities and Exchange Commission on November  , 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation or organization)	25-1440803 (I.R.S. Employer Identification Number)

1500 Nitterhouse Drive

Chambersburg, Pennsylvania 17201-0819

(717) 264-6116

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Timothy G. Henry

President and Chief Executive Officer

Franklin Financial Services Corporation

1500 Nitterhouse Drive

Chambersburg, Pennsylvania 17201-0819

(717) 264-6116

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Erik Gerhard, Esquire

Bybel Rutledge LLP

1017 Mumma Road, Suite 302

Lemoyne, Pennsylvania 17043

(717) 731-1700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any state or other jurisdiction where the offer or the sale is not permitted.

Subject to completion, dated November 17, 2023

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Purchase Units

Subscription Rights

Units

We may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total aggregate principal amount or initial purchase price amount of securities offered by us under this prospectus will not exceed $100,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The securities we may offer may be convertible or exercisable or exchangeable for other securities.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific amounts, prices, and terms of the securities offered in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement, and any free writing prospectus, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before your invest in any securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FRAF.” On November 16, 2023, the closing price of our common stock was $33.50 per share. You are urged to obtain current market prices of our common stock. Each prospectus supplement will indicate if the other securities that may be offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus and set forth in the documents included or incorporated by reference into this prospectus and the applicable prospectus supplement or free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits, or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is November 17, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus with a total aggregate principal amount or initial purchase amount of $100,000,000.

This prospectus only provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of each offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a specific offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference into this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us,” “our,” “Franklin Financial” or the “Company” refer to Franklin Financial Services Corporation and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the board of directors, and (c) statements of assumptions, such as economic conditions in the Company’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

•	local, regional and national economic conditions and changes thereto;
•	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
•	securities markets and monetary fluctuations and volatility;
•

the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	technological changes;
•

the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•

the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance with which the Company and its subsidiaries must comply and their application by respective federal and state regulators;

•

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies to which the Company is subject, as well as the Financial Accounting Standards Board and other accounting standard setters;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, and the internet;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	acts of war, terrorism or other international destabilizing events;
•	disruption of credit and equity markets;
•

the effects of economic conditions particularly with regard to any pandemic, epidemic or other health-related crisis and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers' ability to repay loans;

•	sudden and significant depreciation of the market value of debt securities we own and classify on our financial statements as “held to maturity” and “available for sale;”
•	Sudden and significant loss of deposits; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by these statements. The foregoing list of important factors is not exclusive, and you are cautioned not to place undue reliance on these statements. These statements speak only as of the date of this document or, if made in any document incorporated by reference, as of the date of that document. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on our behalf.

THE COMPANY

Franklin Financial Services Corporation was organized as a Pennsylvania business corporation on June 1, 1983 and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Corporation conducts substantially all of its business through its wholly owned direct banking subsidiary, Farmers and Merchants Trust Company of Chambersburg (“F&M Trust” or the “Bank”). F&M Trust, established in 1906, is a full-service, Pennsylvania-chartered commercial bank and trust company, which is not a member of the Federal Reserve System. F&M Trust operates twenty-two community banking offices in Franklin, Cumberland, Fulton and Huntingdon Counties, Pennsylvania; and Washington County, Maryland. It also has a location in Dauphin County, PA that serves as a regional support center for Commercial, and Investment and Trust services. The Bank engages in general commercial, retail banking and trust services normally associated with community banks and its deposits are insured (up to applicable legal limits) by the Federal Deposit Insurance Corporation (the “FDIC”). F&M Trust offers a wide variety of banking services to businesses, individuals, and governmental entities. These services include, but are not necessarily limited to, accepting and maintaining checking, savings, and time deposit accounts, providing investment and trust services, making loans and providing safe deposit facilities. Franklin Future Fund Inc., a direct subsidiary of the Corporation, is a non-bank investment company that makes venture capital investments, limited to 5% or less of the outstanding shares of any class of voting securities of any company, within the Corporation's primary market area. Franklin Financial Properties Corp. is a “qualified real estate subsidiary,” a wholly owned subsidiary of F&M Trust and was established to hold real estate assets used by F&M Trust in its banking operations.

Our website address is https://www.franklinfin.com. The information on our website is not incorporated into this prospectus, any prospectus supplement or any free writing prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties, and assumptions discussed in our most recent annual report on Form 10-K as supplemented by our quarterly reports on Form 10-Q and other reports we file with the SEC from time to time, each of which is incorporated into this prospectus by reference and those specific risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we incorporate by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support its lending and investing activities and enhance its capital position; funding acquisitions of other institutions or branches, if opportunities for such transactions become available; repurchase of our capital stock; redemption of outstanding debt securities or preferred stock; and other activities that are permitted for bank holding companies.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the national securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF COMMON STOCK

The following is a description of the material features and rights of our common stock, certain provisions of our articles of incorporation and bylaws and certain provisions of applicable law. The following description of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation and bylaws, copies of which have been filed with the SEC and are also available upon request from us, and to applicable law. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General. Under our articles of incorporation, we are authorized to issue 20,000,000 shares divided into a class of 15,000,000 shares of common stock, $1.00 par value per share, and 5,000,000 shares of stock, without par value. The Company’s board of directors has the authority to the full extent now or hereafter permitted by law from time to time to issue such stock without par value as a class without series or in one or more series, to designate upon issuance, any or all shares of stock without par value as common stock or preferred stock, and to fix by resolution the voting rights (which may be full, limited, multiple, fractional, or withheld altogether), designations, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights, and other special or relative rights of such class or any series thereof. As of September 30, 2023, 4,361,511 shares of our common stock were issued and outstanding, and no shares of our stock without par value were issued or outstanding.

Dividends. Subject to the rights that we may confer on any series of outstanding preferred stock and all other classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors, subject to certain prohibitions on our ability to pay dividends under Pennsylvania corporate law.

In addition, as a bank holding company, any dividends paid by us are subject to various federal and state regulatory limitations and also may be subject to the ability of the Bank to make distributions or pay dividends to us. The Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. Our ability to pay dividends is limited by minimum capital and other requirements prescribed by law and regulation. Furthermore, we are generally prohibited under Pennsylvania corporate law from making a distribution to our shareholders to the extent that, at the time of the distribution, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus (unless the articles of incorporation permits otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any shareholders who may have preferential rights superior to those receiving the distribution. In addition, financing arrangements that we may enter into in the future may include restrictive covenants that may limit our ability to pay dividends on our common stock.

Voting Rights. The holders of common stock of Franklin Financial have exclusive voting rights in Franklin Financial. They elect Franklin Financial’s board of directors and act on such other matters as are required to be presented to them under Pennsylvania law, applicable SEC rules, the rules promulgated by the Nasdaq Stock Market (“Nasdaq”) or our articles of incorporation and bylaws or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If Franklin Financial issues shares of preferred stock, holders of the preferred stock may also possess voting rights.

At any meeting of the shareholders, the holders of a majority of our outstanding stock then having voting rights, present in person or by proxy, shall constitute a quorum for all purposes. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceeds the votes cast opposing the action, unless otherwise provided by the Company’s articles of incorporation or bylaws. Certain matters require the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote.

Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities and after we have paid, or set aside for payment to, the holders of any stock having a liquidation preference over the common stock, all of our assets available for distribution. In the event of any liquidation, dissolution or winding up of the Bank, we, as holder of the Bank’s capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), all assets of the Bank available for distribution.

Other Rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of our preferred stock.

Shareholder Liability. All outstanding shares of our common stock are fully paid and nonassessable. Under the Pennsylvania Business Corporation Law of 1988, as amended, shareholders generally are not personally liable for a corporation’s acts or debts.

The Nasdaq Capital Market. Our common stock is listed on the Nasdaq Capital Market under the symbol “FRAF.”

Anti-Takeover Articles of Incorporation and Bylaw Provisions. Our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions may also render the removal of our board of directors or management more difficult. Among other things, these provisions:

•

Unless approved by a resolution adopted prior by the board of directors, the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote is required in order to authorize (1) any merger or consolidation of the Company into another corporation, (2) the dissolution of the Company, or (3) the amendment of the articles of incorporation of the Company;

•	Empower our board of directors, without shareholder approval, to issue one or more series of preferred stock the terms of which, including voting power, are set by our board of directors;

•	Divide our board of directors into three classes serving staggered three-year terms;

•

Require that at least two-thirds of the then outstanding shares of stock of the Company entitled to vote generally in the election of directors to make, amend, alter, change, or repeal the bylaws of the Company;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders;

•	Restrict the ability of shareholders to call special meetings;

•	Eliminate cumulative voting in the election of directors; and,

•	Permit the board to consider pertinent issues when opposing a tender, or other offer, for our securities.

DESCRIPTION OF PREFERRED STOCK

The following outlines the material provisions of the shares of preferred stock, no par value per share, which we may issue from time to time and in one or more series. The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable certificate of designation and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.

General. Our articles of incorporation provide that we may issue up to 5,000,000 shares of stock, without par value. The board of directors has the authority to the full extent now or hereafter permitted by law from time to time to issue such stock without par value as a class without series or in one or more series, to designate upon issuance, any or all shares of stock without par value as common stock or preferred stock, and to fix by resolution the voting rights (which may be full, limited, multiple, fractional, or withheld altogether), designations, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights, and other special or relative rights of such class or any series thereof. These rights, preferences and restrictions will be fixed by a statement with respect to shares relating to each particular series. As of this date of this prospectus, we have no shares of stock without par value designated as preferred stock issued and outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The authority of the board of directors with respect to each such series of preferred stock includes, among others:

•	the number of shares constituting the series and the distinctive designation thereof;

•	preferential cumulative or noncumulative dividend rights;

•	redemption rights;

•	conversion or exchange rights;

•	preferential liquidation, dissolution or winding up rights;

•	voting rights (which may be full, limited, multiple, fractional, or withheld altogether);

•	generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; and

•	whether the preferred stock will be perpetual or of limited duration.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:

•	adversely affect the voting or other rights evidenced by, or amounts otherwise payable with respect to, our common stock or other series of preferred stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Terms contained in the prospectus supplement. The applicable prospectus supplement may contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other designations, preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon any series of preferred stock. The applicable prospectus supplement may describe the following terms of a series of preferred stock:

•	the designation of preferred stock and the number of shares of preferred stock offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to accrue;

•	whether, in the event of non-payment of any dividend, the unpaid dividends accumulate or are non-cumulative;

•	any voting rights;

•	any conversion rights;

•	any redemption or sinking fund provisions;

•	the amount of liquidation preference per share;

•	any applicable conversion provisions;

•	any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions; and

•	whether the preferred stock will be listed on a national securities exchange or traded on an alternative trading system registered with the SEC.

The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, depositary receipts, and in the applicable certificate of designation creating one or more series of preferred stock that may be adopted by our board of directors in the future. Therefore, you should carefully consider the actual provisions in these documents. You should read the applicable deposit agreement, depositary receipts, certificate of designation and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.

General.  Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the applicable prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions. The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference. If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption. If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of the depository receipts will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting Rights. Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote the shares of our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Conversion or Exchange Rights. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary shares to convert or exchange the depositary shares.

Withdrawal of Preferred Stock. Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any accrued but unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution to the depositary with respect to the preferred stock in connection with our liquidation, dissolution, and winding up and such distribution has been made to all holders of depositary shares.

Charges of Depositary. We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will pay associated charges in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Any such resignation or removal will take effect when a successor depositary is appointed and accepts appointment.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued.

The following briefly describes the material terms and provisions of the debt securities which may be offered by us and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General Terms of Debt Securities. The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we may issue, including indebtedness which may rank senior in right of payment to the debt securities or whose repayment is secured by a pledge of collateral by the Company. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated senior indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “—Subordination” of this prospectus and in the applicable prospectus supplement.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the material terms relating to the series of debt securities, including:

•	the currency in which the debt is denominated;

•	the title and series of the debt security and whether it is a senior debt security or subordinated debt security;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and conditions relating thereto and identification of the depository;

•	the maturity date;

•	the principal amount due at maturity;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether repayment will be guaranteed and the terms of such guaranty, if any, and the identity of the guarantor;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether, in the event of non-payment of interest, the unpaid interest accumulates or is non-cumulative;

•	whether or not the debt securities will be convertible into shares of our common stock, preferred stock, other indebtedness, or warrants and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where interest payments will be payable and the paying agent;

•	restrictions on transfer, sale, or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which such purchase or redemption is payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios, reserves, or other specified financial metrics;

•

whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation, or sale of substantially all of the assets of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the minimum denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders of the debt which is subject to the indenture;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

Terms of Indenture. We summarize below the material terms of the form of indenture or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and,

•	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Ranking of Debt Securities; Holding Company Structure. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated senior debt.

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt securities and will rank on parity with all of our other subordinated debt. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. The indentures do not limit the issuance of additional senior debt.

The debt securities will be our exclusive obligations. We are a bank holding company and substantially all of our consolidated assets are held by our wholly-owned direct subsidiary, the Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of the Bank and the distribution of dividends declared by the Bank to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends the Bank can pay, and also restrict the Bank from making investments in or loans to us.

Because we are a bank holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of the Bank. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the Bank and would be subordinate to any indebtedness of the Bank senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. The indentures do not limit the amount of indebtedness or other liabilities that we and the Bank may incur.

Subordination. The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

•

the holders of all senior indebtedness will first be entitled to receive payment of principal and accrued but unpaid interest before the holders of the subordinated debt securities will be entitled to receive any payment of principal and accrued but unpaid interest on the subordinated debt securities; and,

•

until the senior indebtedness is paid in full, any distributions to which the holders of subordinated debt would be entitled shall be made to holders of senior indebtedness, except that holders of subordinated debt may receive securities that are subordinated to senior indebtedness.

In addition, we may make no payment on the subordinated debt securities in the event that any default occurs with respect to any senior indebtedness permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, if either of the following occur:

•

notice of such default has been given to the Company and to the indenture trustee, provided that judicial proceedings shall be commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice, and provided further that only one such notice shall be given in any twelve-month period, or

•	judicial proceedings are pending in respect of such default.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of our insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” includes (i) the principal and any premium or interest for money borrowed or purchased by the Company; (ii) the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company; (iii) any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement; (iv) an obligation arising from direct credit substitutes; and (v) any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; in each case, whether outstanding on the date the subordinated indenture becomes effective, or created, assumed or incurred after that date. Senior indebtedness excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities; or (b) is identified as junior to, or equal in right of payment with, the subordinated debt securities in any board resolution or in any supplemental indenture.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of the most recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Conversion or Exchange Rights. Our debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock (which may be represented by depositary shares), other indebtedness of the Company, or warrants for our common stock, preferred stock or debt securities of the Company. If our debt securities are convertible into or exchangeable for other securities, the terms of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include the following:

•	the initial conversion or exchange price, rate or ratio;

•	the conversion or exchange period;

•	the manner in which such conversion or exchange shall be effected;

•	applicable adjustments, if any; and

•	any other provision in addition to or in lieu of those described in the indentures.

The securities into which our debt securities are convertible or exchangeable are limited to those registered with the SEC on the registration statement of which this prospectus is a part.

Absence of Limitation on Indebtedness. The indentures do not limit the amount of indebtedness, guarantees or other liabilities that we may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries.

Events of Default. Unless otherwise indicated in the applicable prospectus supplement, an event of default under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal or premium, if any, on any debt security when due whether at maturity, upon redemption by declaration, upon required repurchase or otherwise;

•	failure to pay any sinking fund when due;

•	failure to deliver the required securities or other rights upon an appropriate conversion or exchange election;

•

failure to observe or perform any other of the covenants or agreements in the indenture that apply to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events in bankruptcy or insolvency.

If an event of default (other than default due to bankruptcy or insolvency) occurs and is continuing for any series of senior or subordinated debt securities, the indenture trustee or the holders of not less than 25% in principal amount of the outstanding senior or subordinated debt securities of that series may declare the principal of all senior or subordinated debt securities of that series, or any lesser amount provided for in the indenture relating to the senior or subordinated debt securities of that series, to be immediately due and payable. Upon any such declaration, the principal or lesser amount, together with any accrued and unpaid interest, will become immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default due to bankruptcy or insolvency occurs, then the principal amount of all senior or subordinated debt securities of that series, together with any accrued and unpaid interest, will become immediately due and payable, without any declaration or other action on the part of the indenture trustee or any holder of such senior or subordinated debt securities.

At any time after a declaration of acceleration with respect to any series of senior or subordinated debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of at least a majority in principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration and its consequences, provided that all payments due, other than those due as a result of acceleration, have been made and all events of default have been cured or waived.

The holders of at least a majority in principal amount of any series of outstanding debt securities may waive any past default with respect to that series, except a default:

•	in the payment of principal and any premium or interest on or additional amounts payable in respect of any debt security of that series; or

•	in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method, and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that (1) such direction is not in conflict with any rule of law or the applicable indenture, (2) the trustee may take any other action it deems proper which is not inconsistent with such direction, and (3) such direction is not unduly prejudicial to the rights of the other holders of the series of debt securities. The trustee is under no obligation to exercise any of the rights or powers vested in it at the direction of the holders unless the holders have offered security or indemnity to the trustee against the costs, expenses, and liabilities which it might incur in complying with such request or direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	the holder has previously given written notice to the trustee of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;

•	such holder or holders have offered indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

However, the holder of any debt security has the right to receive payment of the principal of (and premium, if any) and interest on, and any additional amount in respect of, such debt security and to institute suit for the enforcement of any such payment.

The Company is required to deliver an annual statement to the trustee as to the performance of the Company’s obligations under the indentures and as to any default in that performance of which it is aware. We are also required to notify the trustee of any event which, after notice or lapse of time or both, would become an event of default within five days after the occurrence of such event.

Satisfaction and Discharge of Indenture. Unless indicated otherwise in the applicable prospectus supplement, the indenture shall cease to be of further effect with respect to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities of such series expressly provided for in the indenture and any right to receive additional amounts), when:

•

we have delivered to the trustee for cancellation all debt securities of such series theretofore authenticated and delivered (other than (i) debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid, and (ii) debt securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust); or

•

all debt securities of such series thereto not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year and such debt securities are not convertible into other securities, or if redeemable at our option, such debt securities are not convertible into other securities and are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense and we have deposited funds held in trust in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation.

Satisfaction, Discharge and Defeasance. Unless indicated otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions below. We must comply with the following conditions before defeasance can be effected:

•

we must irrevocably deposit with the trustee an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any), any additional amounts, and interest to the stated maturity or any redemption date or otherwise properly fulfill such other means of satisfaction and discharge as is applicable to the debt securities of such series;

•	we must pay all other sums payable hereunder with respect to the outstanding debt securities of such series;

•

we must deliver to the trustee (i) a certificate signed by accountants certifying as to the sufficiency of the amounts deposited for payment of the principal (and premium, if any) and interest on the dates such payments are due, an officer’s certificate and an opinion of counsel, each stating that no event of default or event which with notice or lapse of time or both would become an event of default with respect to such debt securities shall have occurred and all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all outstanding debt securities of any such series have been complied with;

•

we have delivered to the trustee an opinion of counsel that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

•

if the debt securities of such series are then listed on a national securities exchange, an opinion of counsel that the debt securities of such series will not be delisted as a result of the exercise of this option.

In connection with the defeasance, the terms and conditions of such series and the indenture shall no longer be binding upon, or applicable to, us other than (i) the right of holders of such series of debt securities to receive payment of the principal (and premium, if any) of, the interest on or any additional amounts with respect to such debt securities when such payments are due, (ii) the rights of registration, transfer and exchange of such debt securities in accordance with the terms set forth in the indenture, (iii) the rights with respect to mutilated, destroyed, lost and stolen securities in accordance with the terms set forth in the indenture, (iv) the requirement for us to maintain a payment office, (v) any right of conversion of such debt securities, and (vi) the rights, powers, duties and immunities of the trustee under the indenture.

Merger, Consolidation, Conveyance, Transfer, or Lease. Unless indicated otherwise in the applicable prospectus supplement, the Company may consolidate or merge and may convey, transfer or lease its property in its entirety provided, however, that:

•

the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially in its entirety shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by means of executing a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on or any additional amounts in respect of all the debt securities of the Company and the performance of every other covenant of the indenture to be performed or observed by us;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

the successor has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction and such supplemental indenture comply with the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

Governing Law. Unless indicated otherwise in the applicable prospectus supplement, it is expected that the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read any prospectus supplement applicable to the issuance of warrants, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of common stock, preferred stock, debt securities and/or other securities of the Company in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement and any free writing prospectus. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to, or separate from, other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•

date, if any, on and after which the warrants and the common stock, preferred stock, debt securities and/or other securities of the Company offered for purchase or exchange by the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations;

•	other material terms, including terms relating to transferability, exchange, exercise, cancellation or amendments of the warrants; and

•	whether the warrants will be listed on a national securities exchange or traded on an alternative trading system registered with the SEC.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the securities into which they may be exercised.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock, debt securities and/or other securities to be issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities. Unless otherwise provided in the applicable prospectus supplement, the purchase contracts or unit agreements will be governed by the laws of the Commonwealth of Pennsylvania.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or other securities that we may offer to shareholders using this prospectus. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may offer any unsubscribed securities directly to persons other than shareholders or enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering, or use a combination of such methods, as described in the applicable prospectus supplement.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specific exercise price. The rights are usually issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void after the expiration of such period. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the record date for shareholders entitled to receive the subscription rights;

•	the price, if any, of the subscription rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the securities which the shareholder is entitled to purchase under the subscription rights;

•	whether the subscription rights are transferrable;

•	the period during which the subscription rights may be exercised and when this period will expire;

•	the steps and conditions required to exercise the subscription rights;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if the other holders do not purchase their full allotments; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related document. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. If we offer units, we will describe the terms in a prospectus supplement and any free writing prospectus. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the Commonwealth of Pennsylvania. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale or through any other method permitted by law (including in “at the market” equity offerings defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part and for any reason whatsoever, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will provide a prospectus supplement, if required, that will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, placement agents or dealers, if any;

•	the purchase price of the securities and the amount of proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at any time); and

•	any national securities exchange on which the securities may be listed or any alternative trading systems registered with the SEC on which the securities may be traded.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and the underwriters may be obligated to purchase all of the securities if they purchase any of the securities. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation we may pay to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against, and contribution toward, certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, will be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities; however, no underwriter will be obligated to do so, and any underwriter may discontinue any market making activity at any time, without prior notice.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on Nasdaq (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our common stock, preferred stock, debt securities and warrants, as applicable, in accordance with Rule 103 of Regulation M of the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Bybel Rutledge LLP, Lemoyne, Pennsylvania. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of Franklin Financial Services Corporation as of December 31, 2022 and 2021, for each of the years then ended, incorporated into this prospectus by reference from the Franklin Financial Services Corporation Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference and have been incorporated into this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov and on our website at https://www.franklinfin.com. Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as explained above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 10, 2023, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Shareholders;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, filed with the SEC on May 12, 2023, June 30, 2023, filed with the SEC on August 10, 2023, and September 30, 2023, filed with the SEC on November 14, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2023, January 20, 2023, April 17, 2023, April 28, 2023, July 17, 2023, July 31, 2023 and October 20, 2023; and

•

the description of our common stock contained in our Form 8-A (File No. 001-38884) filed with the SEC on April 26, 2019, including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) that are filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination or completion of this offering.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Franklin Financial Services Corporation, 1500 Nitterhouse Drive, Chambersburg, PA 17201-0819, Telephone Number (717) 264-6116, Attention: Corporate Secretary.

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference therein. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents that are incorporated by reference therein is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

SEC Registration Fee	$14,760
Accounting fees and expenses	$*
Legal fees and expenses	$*
Printing and mailing expenses	$*
Miscellaneous	$*
Total	$14,760

*These fees depend on the securities offered and the number of issuances and cannot be determined at this time.

Item 15. Indemnification of Directors and Officers.

Sections 1741 through 1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Sections 1741 through 1750 of the BCL.

The Registrant’s bylaws provide for the indemnification of directors and officers to the extent provided by the BCL. The Registrant’s bylaws provide indemnification or reimbursement for reasonable expenses actually incurred by directors or officers. However, indemnification or reimbursement shall be provided only when a director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant. Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy covering the Registrant and its subsidiaries.

Any underwriting agreement that we might enter into will provide for indemnification of the underwriters by us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, we have been informed that, in the opinion of the SEC, any such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Common Stock
1.2*	Form of Underwriting Agreement for Preferred Stock
1.3*	Form of Underwriting Agreement for Debt Securities
1.4*	Form of Underwriting Agreement for Units
3.1

Amended and Restated Articles of Incorporation of Franklin Financial Services Corporation (Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the Commission on August 7, 2020.)

3.2	Bylaws of Franklin Financial Services Corporation. (Incorporated by reference to Exhibit 99.1 to Registrant's Form 8-K filed with the SEC on September 2, 2022.)
4.1*	Form of Certificate of Designation for Preferred Stock
4.2*	Form of Preferred Stock Certificate
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5*	Form of Senior Debt Security
4.6*	Form of Subordinated Debt Security
4.7*	Form of Depositary Agreement
4.8*	Form of Depositary Certificate
4.9*	Form of Warrant Agreement
4.10*	Form of Warrant Certificate
4.11*	Form of Purchase Contract Agreement
4.12*	Form of Subscription Rights
4.13*	Form of Subscription Rights Certificate
4.14*	Form of Unit Agreement
4.15*	Form of Unit Certificate
5.1	Opinion of Bybel Rutledge LLP re: Validity of Securities Registered (including consent)
23.1	Consent of Crowe LLP
23.2	Consent of Bybel Rutledge LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
25.1**	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture
25.2**	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture
107.1	Filing Fee Table

*To be filed, if necessary, by amendment or as an exhibit to a report filed under the Exchange Act and incorporated by reference.

**To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Chambersburg, Commonwealth of Pennsylvania, on November 16, 2023.

FRANKLIN FINANCIAL SERVICES CORPORATION

By:	/s/ Timothy G. Henry
Timothy G. Henry
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy G. Henry and Mark R. Hollar, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on November 16, 2023.

Name	Capacity
/s/ G. Warren Elliott G. Warren Elliott	Chairman of the Board of Directors and Director

/s/ Timothy G. Henry Timothy G. Henry	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark R. Hollar Mark R. Hollar	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Martin R. Brown Martin R. Brown	Director

/s/ Kevin W. Craig Kevin W. Craig	Director

/s/ Gregory A. Duffey Gregory A. Duffey	Director

/s/ Daniel J. Fisher Daniel J. Fisher	Director

/s/ Allan E. Jennings, Jr. Allan E. Jennings, Jr.	Director

/s/ Stanley J. Kerlin Stanley J. Kerlin	Director

/s/ Donald H. Mowery Donald H. Mowery	Director

/s/ Kimberly M. Rzomp Kimberly M. Rzomp	Director

/s/ Gregory I. Snook Gregory I. Snook	Director